Exhibit T3.A7

Registration No. 42587

BERMUDA

CERTIFICATE OF REGISTRATION
FOR AN EXEMPTED PARTNERSHIP

I HEREBY CERTIFY THAT in accordance with section 9(3) of ***the Exempted Partnerships Act 1992*** and amendments ("the Act") **SunPower Bermuda Holdings** was delivered to the Office of the Registrar of Companies and registered on the **30th** day of **October, 2008** and as required by section 9(3) of the Act a facsimile of the Certificate of Exempted Partnership is attached to this Certificate of Registration.

Given under my hand and the Seal of
the Registrar of Companies this
3rd day of **November, 2008**

for **Registrar of Companies**

Registration No. 42587

BERMUDA

CERTIFICATE OF REGISTRATION OF EXEMPTED PARTNERSHIP HAVING IRREVOCABLE SEPARATE LEGAL PERSONALITY

I HEREBY CERTIFY THAT in accordance with section 4A (5) of ***the Partnership Act 1902*** and amendments ("the Act"), a Declaration of Irrevocable Separate Legal Personality on behalf of **SunPower Bermuda Holdings** was delivered to the Office of the Registrar of Companies and registered on the **30th** day of **October, 2008.**

Given under my hand and the Seal of
the Registrar of Companies this
3rd day of **November, 2008**

for **Registrar of Companies**

CERTIFICATE OF EXEMPTED PARTNERSHIP

(Pursuant to Section 5 of the Exempted Partnerships Act 1992 (as amended))

NAME OF PARTNERSHIP:	SunPower Bermuda Holdings
PARTNERS:	SunPower Corporation, Systems 3939 North First Street San Jose, CA 95134 SunPower Corporation 3939 North First Street San Jose, CA 95134
REGISTERED OFFICE:	Clarendon House 2 Church Street Hamilton HM11 Bermuda
DATE OF COMMENCEMENT:	Date of the Registration of this Certificate of Exempted Partnership.
TERMINATION DATE:	In accordance with Clause 2.2 of the Partnership Agreement.
PARTNERSHIP BUSINESS:	To acquire and invest in shares of any entities, corporations, companies, partnerships or other institutions and to manage and dispose of such investments, and to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purpose (including obtaining financing).
RESIDENT REPRESENTATIVE:	Codan Services Limited Clarendon House 2 Church Street Hamilton HM11 Bermuda
LEGAL PERSONALITY:	The partnership elects to have legal personality pursuant to section 4A(2) of the Partnership Act 1902.

Dated the 30 day of October, 2008

SUNPOWER CORPORATION, SYSTEMS

By: ______________________
Name: Thomas H. Werner
Title: Chief Executive Officer

SUNPOWER CORPORATION

By: ______________________
Name: Thomas H. Werner
Title: Chief Executive Officer